PROG Holdings Announces Sale of Vive Credit Card Receivables Portfolio to Atlanticus Companies Align as Partners to Better Serve Retailers and Customers SALT LAKE CITY, October 22, 2025 – PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Four Technologies, and Build, today announced the sale of its Vive Financial credit card receivables portfolio to Atlanticus Holdings Corporation (NASDAQ: ATLC). The transaction is expected to improve PROG Holdings’ capital efficiency and profitability profile while maintaining access to second-look credit solutions for near and below-prime consumers. “Today’s announcement reflects our continuing commitment to optimize capital returns while providing wide-ranging, best-in-class flexible payment options to underserved consumers,” said Steve Michaels, PROG Holdings’ President and Chief Executive Officer. “Atlanticus is a natural partner for us in this transaction, as they share our commitment to grow our respective businesses, while providing customers and retail partners with exceptional service. Going forward, we expect to partner with each other to pursue new opportunities.” Jeff Howard, President and Chief Executive of Atlanticus, commented, “We are pleased to be able to leverage our portfolio acquisition expertise to facilitate PROG’s exit of the Vive line of business. We are excited to deepen and add numerous retail partner relationships as well as establish a meaningful partnership with PROG Holdings.” Under the terms of the agreement, PROG Holdings received approximately $150 million in cash and Atlanticus acquired approximately $165 million in credit card receivables. Following the closing and completion of the transition services agreement, Vive Financial will cease loan servicing activities and PROG Holdings and Atlanticus will work together to ensure a smooth transition process for customers and retail partners. PROG Holdings will provide additional information regarding the transaction, including its financial impact, during the company’s third quarter earnings call. About PROG Holdings, Inc. PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options and inclusive consumer financial products. The company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Four Technologies, provider of Buy Now, Pay Later payment options through its platform Four, and Build, provider of personal credit building products. More information on PROG Holdings' companies can be found at https://www.progholdings.com. Exhibit 99.3

About Atlanticus Holdings Corporation Atlanticus Holdings Corporation (NASDAQ: ATLC) enables bank, retail, and healthcare partners to offer more inclusive financial services to everyday Americans through the use of proprietary technology and analytics. Atlanticus applies the experience gained and infrastructure built from servicing over 20 million customers and $44 billion in consumer loans over more than 25 years of operating history to support lenders that originate a range of consumer loan products. These products include retail and healthcare private label credit and general purpose credit cards marketed through its omnichannel platform, including retail point-of-sale, healthcare point-of- care, direct mail solicitation, internet-based marketing, and partnerships with third parties. Additionally, through its Auto Finance subsidiary, Atlanticus serves the individual needs of automotive dealers and automotive non-prime financial organizations with multiple financing and service programs. Investor Contact John A. Baugh, CFA Vice President, Investor Relations john.baugh@progleasing.com Forward Looking Statements Statements in this press release regarding the respective businesses of PROG Holdings and Atlanticus that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “expected”, “continuing”, “will” and similar forward- looking terminology. These risks and uncertainties include, among others, the risks and uncertainties discussed under “Risk Factors” in PROG Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025, and those contained and identified in Atlanticus’ filings with the SEC , such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Statements in this press release that are "forward- looking" include, without limitation, statements regarding the benefits expected from the sale of the Vive portfolio, including improvements to PROG Holdings’ capital efficiency and profitability and the payment options for near and below-prime consumers; Atlanticus’ relationships with bank and retail partners; the subsequent partnership between PROG Holdings and Atlanticus to pursue new opportunities and the benefits expected therefrom; and the ability of PROG Holdings and Atlanticus to ensure a smooth transition for customers and retail partners. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, neither PROG Holdings nor Atlanticus undertakes any obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.